Exhibit 99.2

Beginning in 2022, primarily as a result of our increased strategic focus on our direct-to-consumer businesses, we made certain changes to how we manage our businesses and allocate resources that resulted in the changes described below. Prior period results have been recast to conform to these presentation changes. References to “ViacomCBS,” the “Company,” “we,” “us” and “our” refer to ViacomCBS Inc. and its consolidated subsidiaries, unless the context otherwise requires.

Management Structure Change

Our management structure has been reorganized to focus on managing our business as the combination of three parts: a traditional media business, a portfolio of global direct-to-consumer streaming services, and a film studio. As a result, we realigned our operating segments, which through the fourth quarter of 2021 were TV Entertainment, Cable Networks and Filmed Entertainment, into the following three segments:

TV Media – Our TV Media segment consists of our domestic and international broadcast networks, including the CBS Television Network, Network 10, Channel 5 and Telefe; our premium and basic cable networks, including Showtime, BET, Nickelodeon, MTV, Comedy Central, Paramount Network, Smithsonian Channel, international extensions of these brands, and CBS Sports Network; our television production operations, including CBS Studios, Paramount Television Studios and CBS Media Ventures, which primarily produces or distributes first-run syndicated programming; and our owned broadcast television stations, CBS Stations.

Direct-to-Consumer – Our Direct-to-Consumer segment consists of our portfolio of pay, free and premium worldwide direct-to-consumer streaming services, including Paramount+, Pluto TV, Showtime Networks’ premium subscription streaming service (Showtime OTT), BET+ and Noggin.

Filmed Entertainment – Our Filmed Entertainment segment consists of Paramount Pictures, Paramount Players, Paramount Animation, the Nickelodeon Studio, and Miramax.

Revenue Disaggregation Categories

In the first quarter of 2022, we began disaggregating our revenues into the following four categories: Advertising, Affiliate and Subscription, Theatrical, and Licensing and Other. Previously, our revenue disaggregation categories were Advertising, Affiliate, Streaming (consisting of streaming advertising and streaming subscription), Theatrical, and Licensing and Other. Under the new disaggregation, revenue earned from advertisements on and subscriptions to our direct-to-consumer streaming services is included in our Direct-to-Consumer segment within advertising revenues and subscription revenues, respectively. Advertising from digital video advertisements on our websites and in our video content on third-party platforms as well as premium subscriptions to access certain video content on our websites is included in our TV Media segment within advertising revenues and affiliate and subscription revenues, respectively.

Intercompany License Fees

Concurrent with the change to our operating segments, we changed the way we record intersegment content licensing. Under our previous segment structure, management evaluated the results of our segments including intersegment content licensing at market value as if the sales were to third parties. Therefore, the licensor segment recorded intercompany license fee revenues and profits and the licensee segment recorded production costs in the amount of the license fee charged by the licensor, which generally reflected the cost to the Company plus a margin. The intercompany revenues and the margin embedded in the cost to the licensee were eliminated in consolidation.

Under our new segment structure, management evaluates the results of the segments using an allocation of the total cost of content (i.e. direct production costs, production overhead, participations and residuals) from the licensor segment to each licensee segment utilizing the content. As a result, content costs are allocated across the licensee segments based on the relative value of the distribution windows within each segment. The allocation is recorded by the licensor segment as a reduction of content cost and no intersegment revenues or profits are recorded.

The following tables present unaudited supplemental financial results for the years ended December 31, 2021 and 2020 and for each quarter of the year ended December 31, 2021, recast to reflect the above-mentioned presentation changes.

TRENDING SCHEDULES

Summarized Reported Results

(unaudited; in millions)

	12 Months					12 Months
	Ended	Quarter Ended				Ended
	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	12/31/21
Advertising	$9,751	$3,109	$2,599	$2,386	$3,318	$11,412
Affiliate and subscription	9,166	2,463	2,588	2,650	2,741	10,442
Theatrical	180	1	134	67	39	241
Licensing and other	6,188	1,839	1,243	1,507	1,902	6,491

Revenues	$25,285	$7,412	$6,564	$6,610	$8,000	$28,586

TRENDING SCHEDULES

TV Media Financial Results

(unaudited; in millions)

	12 Months					12 Months
	Ended	Quarter Ended				Ended
	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	12/31/21
Advertising	$9,062	$2,888	$2,303	$2,039	$2,875	$10,105
Affiliate and subscription	8,037	2,083	2,112	2,108	2,110	8,413
Licensing and other	4,021	1,022	804	1,073	1,317	4,216

Revenues	$21,120	$5,993	$5,219	$5,220	$6,302	$22,734

Adjusted OIBDA	$5,816	$1,765	$1,504	$1,385	$1,238	$5,892

TRENDING SCHEDULES

Direct-to-Consumer Financial Results

(unaudited; in millions)

	12 Months					12 Months
	Ended	Quarter Ended				Ended
	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	12/31/21
Advertising	$686	$218	$291	$348	$441	$1,298
Subscription	1,129	380	476	542	631	2,029

Revenues	$1,815	$598	$767	$890	$1,072	$3,327

Adjusted OIBDA	$(171)	$(149)	$(143)	$(198)	$(502)	$(992)

TRENDING SCHEDULES

Filmed Entertainment Financial Results

(unaudited; in millions)

	12 Months					12 Months
	Ended	Quarter Ended				Ended
	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	12/31/21
Advertising	$18	$6	$6	$2	$4	$18
Theatrical	180	1	134	67	39	241
Licensing and other	2,272	853	463	461	651	2,428

Revenues	$2,470	$860	$603	$530	$694	$2,687

Adjusted OIBDA	$158	$179	$52	$(24)	$—	$207

TRENDING SCHEDULES

Reconciliation of Adjusted OIBDA (Non-GAAP)

(unaudited; in millions)

	12 Months					12 Months
	Ended	Quarter Ended				Ended
	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	12/31/21
TV Media	$5,816	$1,765	$1,504	$1,385	$1,238	$5,892
Direct-to-Consumer	(171)	(149)	(143)	(198)	(502)	(992)
Filmed Entertainment	158	179	52	(24)	—	207
Corporate/Eliminations	(485)	(116)	(124)	(111)	(140)	(491)
Stock-based compensation	(186)	(52)	(49)	(32)	(39)	(172)

Adjusted OIBDA	5,132	1,627	1,240	1,020	557	4,444
Depreciation and amortization (1)	(430)	(99)	(95)	(95)	(101)	(390)
Restructuring and other corporate matters (2)	(618)	—	(35)	(46)	(19)	(100)
Programming charges (3)	(159)	—	—	—	—	—
Net gain on sales (4)	214	—	116	—	2,227	2,343

Operating income	$4,139	$1,528	$1,226	$879	$2,664	$6,297

(1)

For 2020, Depreciation and amortization includes an impairment charge of $25 million to reduce the carrying value of intangible assets and accelerated depreciation of $12 million for abandoned technology in connection with synergy plans related to the merger of Viacom Inc. with and into CBS Corporation.

(2)	Primarily reflects severance and exit costs relating to restructuring activities as well as costs associated with other corporate matters.
(3)	Charges primarily relate to the abandonment of certain incomplete programs resulting from production shutdowns relating to the coronavirus pandemic (COVID-19).
(4)

The fourth quarter of 2021 primarily reflects gains on the sales of CBS Studio Center and 51 West 52nd Street, an office tower that was formerly the headquarters of CBS. The second quarter of 2021 primarily reflects a gain on the sale of a noncore trademark licensing operation. 2020 reflects a gain on the sale of CNET Media Group.

TRENDING SCHEDULES

Direct-to-Consumer Streaming Subscribers and Monthly Active Users (1)

(unaudited; in millions)

	12 Months					12 Months
	Ended	Quarter Ended				Ended
	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	12/31/21
Paramount+ (Global)
Subscribers	11.7	16.5	21.4	25.5	32.8	32.8
Revenues	$627	$236	$305	$363	$443	$1,347
Pluto TV (Global)
MAUs	43.1	49.5	52.3	54.4	64.4	64.4
Revenues	$562	$167	$241	$289	$362	$1,059
Global Direct-to-Consumer Streaming Subscribers (2)	29.9	35.9	42.4	46.7	56.1	56.1

(1)

Direct-to-consumer streaming subscribers include customers with access to our domestic or international direct-to-consumer services, either directly through our owned and operated apps and websites, or through third-party distributors. Our subscribers include paid subscriptions and those customers registered in a free trial, and subscribers are considered unique to each of our services, whether offered individually or as part of a bundle. The Monthly Active Users (“MAUs”) count reflects the number of unique devices interacting with the Pluto TV service in a calendar month, and for the periods above reflects the MAU count for the last month of the applicable period.

(2)	Includes subscribers for Paramount+, Showtime OTT and all other direct-to-consumer subscription streaming services.